Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces First Quarter Fiscal 2024
Results of Operations
Highlights
▪Korn Ferry reports Q1 FY'24 fee revenue of $699.2 million, essentially flat from Q1 FY'23.
▪Net income attributable to Korn Ferry was $46.6 million, while diluted and adjusted diluted earnings per share were $0.89 and $0.99 in Q1 FY'24, respectively.
▪Operating income was $56.8 million (operating margin of 8.1%) and Adjusted EBITDA was $95.7 million (Adjusted EBITDA margin of 13.7%), in Q1 FY'24.
▪The Company repurchased 90,000 shares of stock during the quarter for $4.2 million.
▪Declared a quarterly dividend of $0.18 per share on September 6, 2023, which is payable on October 13, 2023 to stockholders of record on September 22, 2023.

Los Angeles, CA, September 7, 2023 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced first quarter fee revenue of $699.2 million. In addition, first quarter diluted earnings per share was $0.89 and adjusted diluted earnings per share was $0.99.
“During the fiscal first quarter we generated $699 million in fee revenue, flat year-over-year. Despite a more challenging market, I’m very proud of our organization and what we have achieved, particularly as earnings and profitability held steady sequentially as we delivered $0.89 of diluted earning per share and $0.99 of adjusted diluted earnings per share and $96 million of Adjusted EBITDA, with a 13.7% margin,” said Gary D. Burnison, CEO, Korn Ferry.
“Our diversification strategy continues to positively influence our results,” added Burnison. “Our Consulting and Digital businesses have never been more meaningful—especially in tomorrow’s economy where there will be continued demographic and skill shifts across much of the world. We’re responding with expertise and solutions focused on interim talent, learning and professional development, engagement, retention, culture, assessments, and organizational design, as well as total rewards. We are creating more ways to deepen relationships with our clients.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	First Quarter
	FY’24	FY’23
Fee revenue	$699.2	$695.9
Total revenue	$706.3	$703.1
Operating income	$56.8	$111.6
Operating margin	8.1%	16.0%
Net income attributable to Korn Ferry	$46.6	$77.2
Basic earnings per share	$0.89	$1.46
Diluted earnings per share	$0.89	$1.45

Adjusted Results (b):	First Quarter
	FY’24	FY’23
Adjusted EBITDA	$95.7	$132.2
Adjusted EBITDA margin	13.7%	19.0%
Adjusted net income attributable to Korn Ferry	$51.5	$80.0
Adjusted basic earnings per share	$0.99	$1.51
Adjusted diluted earnings per share	$0.99	$1.50
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, net when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	First Quarter
	FY’24	FY’23
Integration/acquisition costs	$4.1	$3.6
Impairment of fixed assets	$0.1	$—
Impairment of right of use assets	$1.6	$—
Restructuring charges, net	$0.4	$—
The Company reported fee revenue in Q1 FY'24 of $699.2 million, essentially flat at actual and constant currency when compared to Q1 FY'23. Fee revenue remained constant primarily due to an increase in the Interim portion of Professional Search & Interim, resulting from the acquisitions of Infinity Consulting Solutions which was effective August 1, 2022 and Salo which was effective February 1, 2023 (collectively, the “acquisitions”). This was partially offset by decreases in our permanent placement talent acquisition offerings, which includes Executive Search, Permanent Placement and RPO, due to a decline in demand driven by global economic and other factors.
Operating margin was 8.1% in Q1 FY'24, compared to 16.0% in the year-ago quarter. Adjusted EBITDA margin was 13.7% in Q1 FY'24, compared to 19.0%, in the year-ago quarter. Net income attributable to Korn Ferry was $46.6 million in Q1 FY'24, compared to $77.2 million in Q1 FY'23 and Adjusted EBITDA was $95.7 million in Q1 FY'24 compared to $132.2 million in Q1 FY'23.
Operating income decreased primarily due to a higher cost of services expense associated with the recently acquired Interim businesses, and an increase in compensation and benefits expense. Net income attributable to Korn Ferry decreased due to the same factors discussed above and higher other income, net partially offset by lower income tax provision.
Adjusted EBITDA decreased due to the same factors discussed above (except other income, net and income tax provision).

Results by Line of Business
Selected Consulting Data
(dollars in millions) (a)

	First Quarter
	FY’24	FY’23
Fee revenue	$168.1	$166.5
Total revenue	$170.8	$168.7

Ending number of consultants and execution staff (b)	1,855	1,879
Hours worked in thousands (c)	427	459
Average bill rate (d)	$394	$363

Adjusted Results (e):	First Quarter
	FY’24	FY’23
Adjusted EBITDA	$25.2	$29.6
Adjusted EBITDA margin	15.0%	17.7%
______________________
(a)Numbers may not total due to rounding.
(b)Represents number of employees originating, delivering and executing consulting services.
(c)The number of hours worked by consultant and execution staff during the period.
(d)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)Adjusted results exclude the following:

	First Quarter
	FY’24	FY’23
Impairment of right of use assets	$0.6	$—
Restructuring charges, net	$0.2	$—
Fee revenue was $168.1 million in Q1 FY'24 compared to $166.5 million in Q1 FY'23, essentially flat at actual and constant currency. The slight increase in Consulting fee revenue was driven by growth in assessment & succession.
Adjusted EBITDA was $25.2 million in Q1 FY'24 with an Adjusted EBITDA margin of 15.0% compared to Adjusted EBITDA of $29.6 million with an associated margin of 17.7%, respectively, in the year-ago quarter. This decrease in Adjusted EBITDA resulted primarily from an increase in compensation and benefits expense, partially offset by a slight increase in Consulting fee revenue and a decrease in cost of services expense.

Selected Digital Data
(dollars in millions) (a)

	First Quarter
	FY’24	FY’23
Fee revenue	$88.0	$83.8
Total revenue	$88.0	$83.8

Ending number of consultants	336	331
Subscription & License fee revenue	$32.5	$29.6

Adjusted Results:	First Quarter
	FY’24	FY’23
Adjusted EBITDA	$24.3	$24.2
Adjusted EBITDA margin	27.6%	28.9%
______________________
(a)Numbers may not total due to rounding.
Fee revenue was $88.0 million in Q1 FY'24 compared to $83.8 million in Q1 FY'23, an increase of $4.2 million or 5% (up 5% on a constant currency basis). The increase was primarily due to growth in subscription-based fee revenue.
Adjusted EBITDA was $24.3 million in Q1 FY'24 with an Adjusted EBITDA margin of 27.6% compared to $24.2 million and 28.9%, respectively, in the year-ago quarter. Adjusted EBITDA remained relatively flat compared to the year-ago period.

Selected Executive Search Data(a)
(dollars in millions) (b)

	First Quarter
	FY’24	FY’23
Fee revenue	$205.2	$232.8
Total revenue	$207.6	$234.5

Ending number of consultants	612	619
Average number of consultants	607	603
Engagements billed	3,633	4,133
New engagements (c)	1,503	1,682

Adjusted Results (d):	First Quarter
	FY’24	FY’23
Adjusted EBITDA	$42.5	$62.2
Adjusted EBITDA margin	20.7%	26.7%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments described in our annual and quarterly reporting on Forms 10-K and 10-Q and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Represents new engagements opened in the respective period.
(d)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	First Quarter
	FY’24	FY’23
Impairment of fixed assets	$0.1	$—
Impairment of right of use assets	$0.9	$—
Restructuring charges, net	$0.2	$—

Fee revenue was $205.2 million and $232.8 million in Q1 FY'24 and Q1 FY'23, respectively, a year-over-year decrease of 12% at both actual and constant currency. The decrease in fee revenue was primarily driven by a decline in demand for executive searches as a result of clients being affected by the uncertain economic environment.
Adjusted EBITDA was $42.5 million in Q1 FY'24 with an Adjusted EBITDA margin of 20.7% compared to Adjusted EBITDA of $62.2 million and an Adjusted EBITDA margin of 26.7%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA was primarily due to the decrease in fee revenue discussed above, partially offset by a lower performance-related bonus expense.

Selected Professional Search & Interim Data
(dollars in millions) (a)

	First Quarter
	FY’24	FY’23
Fee revenue	$142.2	$98.9
Total revenue	$143.1	$100.1

Permanent Placement:
Fee revenue	$58.3	$74.1
Engagements billed (b)	2,209	2,739
New engagements (c)	1,235	1,846
Ending number of consultants (d)	405	497
Interim:
Fee revenue	$83.9	$24.8
Average bill rate (e)	$122	$122
Average weekly billable consultants (f)	1,485	463

Adjusted Results (g):	First Quarter
	FY’24	FY’23
Adjusted EBITDA	$24.3	$29.2
Adjusted EBITDA margin	17.1%	29.5%
_____________________
(a)Numbers may not total due to rounding.
(b)Represents engagements billed for professional search.
(c)Represents new engagements opened for professional search in the respective period.
(d)Represents number of employees originating professional search.
(e)Fee revenue from interim divided by the number of hours worked by consultants.
(f)The number of billable consultants based on a weekly average in the respective period.
(g)Adjusted results exclude the following:

	First Quarter
	FY’24	FY’23
Integration/acquisition costs	$4.0	$2.5
Fee revenue was $142.2 million in Q1 FY'24, an increase of 44% at both actual and constant currency compared to the year-ago quarter. The increase in fee revenue was mainly driven by additional fee revenue from the acquisitions, partially offset by a decrease in Permanent Placement fee revenue.
Adjusted EBITDA was $24.3 million in Q1 FY'24 with an Adjusted EBITDA margin of 17.1% compared to $29.2 million and 29.5%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to a change in the revenue mix, with decreases in Permanent Placement fee revenue that were more than offset by increases in fee revenue from Interim due to the acquisitions. Interim has lower margins but are typically more resilient to global economic fluctuations and in line with our strategy.

Selected Recruitment Process Outsourcing ("RPO") Data
(dollars in millions) (a)

	First Quarter
	FY’24	FY’23
Fee revenue	$95.7	$113.9
Total revenue	$96.8	$116.1

Remaining revenue under contract (b)	$679.8	$805.6
RPO new business (c)	$48.2	$148.4

Adjusted Results (d):	First Quarter
	FY’24	FY’23
Adjusted EBITDA	$10.5	$17.7
Adjusted EBITDA margin	10.9%	15.5%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated total value of a contract at the point of execution of the contract.
(d)Adjusted results exclude the following:

	First Quarter
	FY’24	FY’23
Impairment of right of use assets	$0.1	$—
Fee revenue was $95.7 million in Q1 FY'24, a decrease of 16% at both actual and constant currency compared to the year-ago quarter. RPO fee revenue decreased due to reduced demand for the number of placements being requested by existing clients.
Adjusted EBITDA was $10.5 million in Q1 FY'24 with an Adjusted EBITDA margin of 10.9% compared to $17.7 million and 15.5%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA was primarily due to the decline in demand and fee revenue driven by global economic and other factors, partially offset by a decrease in compensation and benefit expenses due in large part to a decrease in the average headcount compared to the year-ago quarter.

Outlook
Assuming no new major pandemic related lockdowns or further changes in worldwide geopolitical conditions, economic conditions, financial markets or foreign exchange rates, on a consolidated basis:
▪Q2 FY’24 fee revenue is expected to be in the range of $675 million and $695 million; and
▪Q2 FY’24 diluted earnings per share is expected to range between $0.85 to $0.97.
On a consolidated adjusted basis:
▪Q2 FY’24 adjusted diluted earnings per share is expected to be in the range from $0.91 to $1.01.

	Q2 FY’24 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$0.85	$0.97
Integration/acquisition	0.08	0.06
Tax Rate Impact	(0.02)	(0.02)
Consolidated adjusted diluted earnings per share(1)	$0.91	$1.01
______________________
(1)Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global organizational consulting firm. We help clients synchronize strategy and talent to drive superior performance. We work with organizations to design their structures, roles, and responsibilities. We help them hire the right people to bring their strategy to life. And we advise them on how to reward, develop, and motivate their people. Visit kornferry.com for more information.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected demand for and relevance of our products and services, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, interest rates, global slowdowns, or recessions, competition, geopolitical tensions, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental, social and governance matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property ("IP"), our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the expansion of social media platforms, the ability to effect acquisitions and integrate acquired businesses, including Salo, resulting organizational changes, our indebtedness, those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, net of income tax effect;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, net of income tax effect;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, net when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of

Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Professional Search & Interim business, 2) impairment of fixed assets associated with the decision to terminate and sublease some of our offices, 3) impairment of right of use assets due to the decision to terminate and sublease some of our offices and 4) Restructuring charges, net to realign workforce with the Company's business needs and objectives. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended July 31,
	2023	2022

	(unaudited)
Fee revenue	$699,189	$695,903
Reimbursed out-of-pocket engagement expenses	7,073	7,245
Total revenue	706,262	703,148

Compensation and benefits	479,881	465,626
General and administrative expenses	65,917	64,457
Reimbursed expenses	7,073	7,245
Cost of services	77,190	37,992
Depreciation and amortization	19,012	16,229
Restructuring charges, net	421	—
Total operating expenses	649,494	591,549

Operating income	56,768	111,599
Other income, net	13,577	775
Interest expense, net	(4,740)	(7,612)
Income before provision for income taxes	65,605	104,762
Income tax provision	18,420	26,226
Net income	47,185	78,536
Net income attributable to noncontrolling interest	(580)	(1,289)
Net income attributable to Korn Ferry	$46,605	$77,247

Earnings per common share attributable to Korn Ferry:
Basic	$0.89	$1.46
Diluted	$0.89	$1.45

Weighted-average common shares outstanding:
Basic	50,934	51,771
Diluted	51,082	52,106

Cash dividends declared per share:	$0.18	$0.15

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended July 31,
	2023	2022	% Change
Fee revenue:
Consulting	$168,088	$166,484	1.0%
Digital	87,986	83,761	5.0%
Executive Search:
North America	127,498	151,544	(15.9)%
EMEA	46,776	47,056	(0.6)%
Asia Pacific	24,539	26,381	(7.0)%
Latin America	6,421	7,808	(17.8)%
Total Executive Search (a)	205,234	232,789	(11.8)%
Professional Search & Interim	142,179	98,947	43.7%
RPO	95,702	113,922	(16.0)%
Total fee revenue	699,189	695,903	0.5%
Reimbursed out-of-pocket engagement expenses	7,073	7,245	(2.4)%
Total revenue	$706,262	$703,148	0.4%
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	July 31, 2023	April 30, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$562,209	$844,024
Marketable securities	29,486	44,837
Receivables due from clients, net of allowance for doubtful accounts of $47,418 and $44,377 at July 31, 2023 and April 30, 2023, respectively	592,333	569,601
Income taxes and other receivables	58,443	67,512
Unearned compensation	66,878	63,476
Prepaid expenses and other assets	57,258	49,219
Total current assets	1,366,607	1,638,669

Marketable securities, non-current	189,359	179,040
Property and equipment, net	166,283	161,876
Operating lease right-of-use assets, net	132,638	142,690
Cash surrender value of company-owned life insurance policies, net of loans	200,103	197,998
Deferred income taxes	94,293	102,057
Goodwill	910,211	909,491
Intangible assets, net	107,979	114,426
Unearned compensation, non-current	121,918	103,607
Investments and other assets	24,077	24,590
Total assets	$3,313,468	$3,574,444

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$50,731	$53,386
Income taxes payable	22,868	19,969
Compensation and benefits payable	240,956	532,934
Operating lease liability, current	43,800	45,821
Other accrued liabilities	297,436	324,150
Total current liabilities	655,791	976,260

Deferred compensation and other retirement plans	425,215	396,534
Operating lease liability, non-current	110,823	119,220
Long-term debt	396,379	396,194
Deferred tax liabilities	6,170	5,352
Other liabilities	26,560	27,879
Total liabilities	1,620,938	1,921,439

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 77,474 and 76,693 shares issued and 52,705 and 52,269 shares outstanding at July 31, 2023 and April 30, 2023, respectively	429,093	429,754
Retained earnings	1,348,059	1,311,081
Accumulated other comprehensive loss, net	(90,471)	(92,764)
Total Korn Ferry stockholders' equity	1,686,681	1,648,071
Noncontrolling interest	5,849	4,934
Total stockholders' equity	1,692,530	1,653,005
Total liabilities and stockholders' equity	$3,313,468	$3,574,444

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,
	2023	2022

Net income attributable to Korn Ferry	$46,605	$77,247
Net income attributable to non-controlling interest	580	1,289
Net income	47,185	78,536
Income tax provision	18,420	26,226
Income before provision for income taxes	65,605	104,762
Other income, net	(13,577)	(775)
Interest expense, net	4,740	7,612
Operating income	56,768	111,599
Depreciation and amortization	19,012	16,229
Other income, net	13,577	775
Integration/acquisition costs (1)	4,128	3,605
Impairment of fixed assets (2)	123	—
Impairment of right of use assets (3)	1,629	—
Restructuring charges, net (4)	421	—
Adjusted EBITDA	$95,658	$132,208

Operating margin	8.1%	16.0%
Depreciation and amortization	2.7%	2.3%
Other income, net	2.0%	0.1%
Integration/acquisition costs (1)	0.6%	0.6%
Impairment of fixed assets (2)	—%	—%
Impairment of right of use assets (3)	0.2%	—%
Restructuring charges, net (4)	0.1%	—%
Adjusted EBITDA margin	13.7%	19.0%

Net income attributable to Korn Ferry	$46,605	$77,247
Integration/acquisition costs (1)	4,128	3,605
Impairment of fixed assets (2)	123	—
Impairment of right of use assets (3)	1,629	—
Restructuring charges, net (4)	421	—
Tax effect on the adjusted items (5)	(1,419)	(893)
Adjusted net income attributable to Korn Ferry	$51,487	$79,959

Basic earnings per common share	$0.89	$1.46
Integration/acquisition costs (1)	0.08	0.07
Impairment of fixed assets (2)	—	—
Impairment of right of use assets (3)	0.03	—
Restructuring charges, net (4)	0.01	—
Tax effect on the adjusted items (5)	(0.02)	(0.02)
Adjusted basic earnings per share	$0.99	$1.51

Diluted earnings per common share	$0.89	$1.45
Integration/acquisition costs (1)	0.08	0.07
Impairment of fixed assets (2)	—	—
Impairment of right of use assets (3)	0.03	—
Restructuring charges, net (4)	0.01	—
Tax effect on the adjusted items (5)	(0.02)	(0.02)
Adjusted diluted earnings per share	$0.99	$1.50
Explanation of Non-GAAP Adjustments
(1)Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)Costs associated with impairment of fixed assets (i.e. leasehold improvements) due to terminating and deciding to sublease some of our office leases.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our office leases.
(4)Restructuring charges we incurred to realign workforce with business needs and objectives due to shifts in global trade lanes and persistent inflationary pressures.
(5)Tax effect on integration/acquisition costs, impairment of fixed assets and right of use assets, and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended July 31,
	2023				2022
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

	(dollars in thousands)
Consulting	$168,088	$170,793	$25,180	15.0%	$166,484	$168,735	$29,550	17.7%
Digital	87,986	88,012	24,325	27.6%	83,761	83,815	24,178	28.9%
Executive Search:
North America	127,498	129,413	28,756	22.6%	151,544	152,884	43,749	28.9%
EMEA	46,776	47,135	5,638	12.1%	47,056	47,329	8,515	18.1%
Asia Pacific	24,539	24,610	6,315	25.7%	26,381	26,452	7,351	27.9%
Latin America	6,421	6,422	1,741	27.1%	7,808	7,809	2,617	33.5%
Total Executive Search	205,234	207,580	42,450	20.7%	232,789	234,474	62,232	26.7%
Professional Search & Interim	142,179	143,069	24,329	17.1%	98,947	100,052	29,161	29.5%
RPO	95,702	96,808	10,471	10.9%	113,922	116,072	17,709	15.5%
Corporate	—	—	(31,097)		—	—	(30,622)
Consolidated	$699,189	$706,262	$95,658	13.7%	$695,903	$703,148	$132,208	19.0%